Exhibit A.1

CERTIFICATE OF INCORPORATION
STOCK CORPORATION

                       STATE OF CONNECTICUT
                      SECRETARY OF THE STATE


The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1.   The name of the corporation is: NUSCO Energy Partners, Inc.

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

To engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act of the State of Connecticut.

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

There shall be one class of capital stock, designated "Common Stock" and having a par value of $1.00 per share, of which 20,000 shares shall be authorized.

4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:

There is only one class of shares authorized, as described in item 3 above.

5. The minimum amount of stated capital with which the corporation shall commence business is:

     $1,000 dollars

6.(7)Other provisions

     Any action which under any provision of Ch. 599, Title 33 of the Connecticut General Statutes, Revision of 1958, as amended, may be taken at a meeting of shareholders may also be taken without a meeting, by consent, in writing, setting forth the action to be taken, signed by persons holding not less than a majority of the voting power of shares, or of the shares of any particular class entitled to vote thereon or to take such action, or their duly authorized attorneys, all in accordance with the terms and subject to the limitations imposed by Section 33-330 of the Connecticut General Statutes.

Dated this 26th day of September 1996.

I hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

This certificate of incorporation must be signed by each incorporator.

NAME OF INCORPORATOR (Print or Type)
1. Tracy A. DeCredico

SIGNED (Incorporator)

1. /s/Tracy A. DeCredico

                              Tracy A. DeCredico
                              Northeast Utilities Service Company
                              107 Selden Street
                              Berlin, CT  06037
                         (Please provide filer's name and
                         complete address for mailing receipt)


CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF INCORPORATION
61-38  Rev. 9/90
Stock Corporation


                         STATE OF CONNECTICUT
                         SECRETARY OF THE STATE
                         30 TRINITY STREET
                         HARTFORD, CT 06106



1.   Name of Corporation (Please enter name within lines)

     NUSCO Energy Partners, Inc.

2.   The Certificate of Incorporation is:  (Check one)

X    A.   Amended only, pursuant to Conn., Gen. Stat. Section 33-360

B. Amended only, to cancel authorized shares (state number of shares to be canceled, the class, the series, if any, and the par value, P.A. 90-107.)

     C.   Restated only, pursuant to Conn. Gen. Stat. Section 33-362(a)

     D.   Amended and restated, pursuant to Conn. Gen. Stat. Section
33-362(c).

     E.   Restated and superseded pursuant to Conn. Gen. Stat. Section
33-362(d).

Set forth here the resolution of amendment and/or restatement. Use an 8 1/2 x 11 attached sheet if more space is needed. Conn. Gen. Stat. Section 1-9.

                                   See Attachment A.

(If 2A or 2B is checked, go to 5 & 6 to complete this certificate. If 2C or 2D is checked, complete 3A or 3B. If 2E is checked, complete 4.)

3.   (Check one)

A. This certificate purports merely to restate but not to change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Restated Certificate of Incorporation (If 3A is checked, go to 5 & 6 to complete this certificate.)

B. This Restated Certificate of Incorporation shall give effect to the amendment(s) and purports to restate all those provisions now in effect not being amended by such new amendment(s). (If 3B is checked, check 4, if true, and go to 5 & 6 to complete this Certificate.)

4.   (Check, if true)

     This restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

5. The manner of adopting the resolution was as follows: (Check one A, or B, or C)

X         A.   By the board of directors and shareholders, pursuant to Conn.
          Gen. Stat. Section 33-360.
               Vote of Shareholders:  (Check (i) or (ii), and check (iii) if applicable.)

          (i)  X    No shares are required to be voted as a class; the
shareholder's vote was as follows:

          Vote Required for Adoption 67 Vote Favoring Adoption 100


(ii) There are shares of more than one class entitled to vote as a class. The designation of each class required for adoption of the resolution and the vote of each class in favor of adoption were as follows:
          (Use an 8 1/2 x 11 attached sheet if more space is needed. Conn. Gen. Stat. Section 1-9.)

(iii) Check here if the corporation has 100 or more recordholders, as defined in Conn. Gen. Stat. Section 33-311a(a).

B.   By the board of directors acting alone, pursuant to Conn. Gen. Stat.
Section 33-360(b)(2) or 33-362(a).

     The number of affirmative votes required to adopt such resolution is:

     The number of directors' votes in favor of the resolution was:

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true:

(Print or Type)
Name of President/Vice President
John B. Keane
Signature
/s/John B. Keane

(Print or Type)
Name of Secretary/Assistant Secretary
Mark A. Joyse
Signature
/s/Mark A. Joyse

C. The corporation does not have any shareholders. The resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers for shares of the corporation. If there are not subscribers, state NONE below.

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

Signed Incorporator                Signed Subscriber


Signed Incorporator                Signed Subscriber


Signed Incorporator                Signed Subscriber


(Use an 8 1/2 x 11 attached sheet if more space is needed.  Conn. Gen. Stat.
Section 1-9)

6.   Dated at Berlin, Connecticut this 26th of December, 1996

          Rec, CC, GS:  (Type or Print)
                       /s/ Tracy A. DeCredico
                       Northeast Utilities Service Company
                       107 Selden Street
                       Berlin, CT  06037

Please provide filer's name and complete address for mailing receipt




               ATTACHMENT A


RESOLVED, that a new Article is hereby added to the Company's Certificate of Incorporation as follows:

ARTICLE. Effective January 1, 1997, the Company shall indemnify and advance expenses to an individual made a party to a proceeding because he/she is or was a Director of the Company under Section 33-771 of the Connecticut General Statutes, Revision of 1958, as amended. Effective January 1, 1997, the Company shall also indemnify and advance expenses under Sections 33-770 to 33-778, inclusive, of the Connecticut General Statutes, to any officer, employee or agent of the company who is not a director to the same extent as provided to a director.